Exhibit 99.3

NELNET, INC. SUBSERVICING AGREEMENT

This Nelnet, Inc. Subservicing Agreement (the “Agreement”) entered into and effective as of the 1st day of October, 2009, by and between National Education Loan Network, Inc., a Nevada corporation, as master servicer (the “Master Servicer”), and Nelnet, Inc., a Nebraska corporation as subservicer (the “Subservicer”).

WHEREAS, the Subservicer, as subservicing agent, is in the business of servicing loans which are made and guaranteed in accordance with the provisions of the Higher Education Act of 1965, as amended (the “Education Act”) (references hereinafter to the “Education Act” include rules and regulations promulgated thereunder as in effect from time to time); and

WHEREAS, Nelnet Student Loan Trust 2009-2, a Delaware statutory trust (the “Trust”), and Nelnet Student Loan Funding, LLC, a Delaware limited liability company (“NSLF”), acquired student loans made and guaranteed under the Education Act (“Education Loans”); and

WHEREAS, the Subservicer has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Education Act, and those guarantee agencies as are satisfactory to the Subservicer (“Guarantor(s)”); and

WHEREAS, the Subservicer has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Rules and Regulations (the “Regulations”) promulgated by Guarantor (references hereinafter to the “Regulations” include Rules and Regulations promulgated thereunder as in effect from time to time); and

WHEREAS, the Trust and NSLF have entered into a Master Servicing Agreement of even date herewith (the “Master Servicing Agreement”) with National Education Loan Network, Inc., acting as master servicer and as administrator to the Trust, pursuant to which the Master Servicer acts as primary servicer for the Trust and NSLF, and the Master Servicer agrees to retain the Subservicer to perform certain duties as subservicing agent; and

WHEREAS, the Master Servicer desires to retain the Subservicer to process and service certain of the Trust’s and NSLF’s Education Loans, and for the Subservicer to act as subservicer under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.         Definitions. Capitalized terms which are not otherwise defined in this Agreement shall have the meanings ascribed thereto in that certain Indenture of Trust (the “Indenture”), dated as of October 1, 2009, among Wells Fargo Bank, National Association, as indenture trustee (the “Trustee”) and Zions First National Bank, as eligible lender trustee, and the Trust.

2.	Term.

2.1       The term of this Agreement shall continue until the earlier of (i) termination of the Indenture and the Amended and Restated Trust Agreement, dated as of October 1, 2009 (the “Trust Agreement”), between NSLF and M&T Trust Company of Delaware, as Delaware Trustee, (ii) early termination after material default by the Subservicer as provided for in Section 16 hereof, or (iii) the Education Loans serviced under this Agreement are paid in full.

2.2       Upon the termination of this Agreement, the Subservicer shall turn over to the Trust or NSLF, as applicable, all Education Loan files complete with all information contained therein and all current computer information on the Education Loans under service pursuant to this Agreement in such form or fashion as the Trust or NSLF, as applicable, shall reasonably specify. The Subservicer and the Master Servicer specifically agree that the format used to transfer the Trust’s and NSLF’s data contains confidential and proprietary trade secret information which is the exclusive property of the Subservicer. The Subservicer makes no claim to the specific data contained in any printout given to the Trust or NSLF and recognizes that said data is the exclusive property of the Trust or NSLF, as applicable. The Master Servicer and the Subservicer agree, however, that all aspects of the underlying computer program, algorithms, methods of processing, specific design and layout, report format, and the unique processing techniques and interactions of the various aspects of the Subservicer’s computer program are trade secrets of, proprietary to, and owned exclusively by the Subservicer. At such deconversion, a minimum fee of $12.00 per account transferred off of the Subservicer’s servicing system plus any other reasonable expenses incurred in connection with the transfer of such files and other information shall be paid by the Master Servicer; provided however, that in the event deconversion results from early termination of this Agreement under Section 16 hereof due to the breach by the Subservicer, the Master Servicer shall pay only the actual expenses incurred in connection with the transfer of such files and other information. The confidentiality provisions of this paragraph shall survive any termination or expiration of this Agreement.

3.         Delivery of Completed Education Loans for Servicing and Collection. Subject to the Subservicer’s scheduling requirements, the Master Servicer may from time to time deliver or cause to be delivered to the Subservicer Education Loans with respect to which loan processing has been completed and loan proceeds have been fully disbursed to the student/parent borrowers prior to the date of delivery (“Converted Education Loans”) to be serviced pursuant to the terms of this Agreement. The Master Servicer shall transmit to the Subservicer all such loan documentation as required by the Subservicer to enable it to service the Converted Education Loans as provided herein (the “Loan Documentation”). Upon receipt of the Loan Documentation, the Subservicer shall verify only the presence of the promissory note, the original borrower application and proof of disbursement. The Subservicer is willing to use reasonable efforts to identify previous servicing errors or omissions in this process, if requested by the Master Servicer, for a fee to be mutually agreed upon following the Subservicer’s review of the portfolio. However, the Subservicer shall not be liable or responsible for the consequences of any errors it does or does not detect in such file review, nor for missing or incorrect documentation at conversion. Subservicer is agreeable to the conversion of delinquent Education Loans to its system for servicing. If an Education Loan is 180 days or more past due, however, the Subservicer will not be responsible for any Guarantor claim rejects or interest denials due to untimely guarantee claim filing.

4.         Servicing of Converted Education Loans. Upon acceptance of any Converted Education Loan into the Subservicer’s computer system and after the sale date (if applicable) of the Converted Education Loan to the Trust or NSLF, the Subservicer shall service such Education Loan in accordance with the Education Act, the Regulations, and the provisions of this Agreement, including the following:

(a)       Subservicer will service the Education Loans in such a manner as to maintain the guarantee thereon in full force at all times, subject to Section 15 hereof.

(b)       Subservicer shall prepare and mail directly to the student/parent borrower all required statements, notices, disclosures and demands.

(c)       Subservicer shall retain records of contacts, follow-ups, collection efforts and correspondence regarding each Education Loan.

(d)       Subservicer shall provide accounting for all transactions related to individual Education Loans, including, but not limited to, accounting for all payments of principal and interest upon such Education Loans from the conversion date to the Subservicer’s system.

(e)	Subservicer shall process all deferments and forbearances.

(f)        Subservicer shall process all address changes and update address changes accordingly.

(g)       Subservicer shall retain all documents received by the Servicer, the Trust, or NSLF pertaining to each Education Loan, in accordance with the filing requirements set forth in the most current “Common Manual - Unified Student Loan Policy.” Such retention may be on magnetic tape, microfilm, laser disk or other similar medium.

(h)       When necessary and allowable by the Education Act, Subservicer shall take all steps necessary to file a claim for loss with the appropriate Guarantor.

(i)	Subservicer shall provide data as required by any Guarantor.

(j)        Subservicer shall provide such other services as Subservicer customarily provides and deems appropriate.

(k)       the Master Servicer and the Subservicer agree that upon delivery of the original promissory notes relating to the Education Loans to the Subservicer as Custodian pursuant to the Custodian Agreement to which Subservicer is a party, that each shall and does relinquish all power and control over such promissory notes, subject to responsibilities of the Subservicer under this Agreement.

5.         System Updates. The Master Servicer agrees that in the course of its Education Loan servicing activities, the Subservicer may rely on, without independently verifying, all data entries, manipulations and representations provided to the Subservicer by the Master Servicer, the Trust, NSLF, eligible institutions and borrowers with respect to the Education Loans, including but not limited to, eligible institutions/borrower certification, eligibility, enrollment, and eligible institution or borrower demographics, including data entries provided to Subservicer electronically, via the internet or otherwise, and that the Subservicer shall have no liability for incorrect information or the consequences thereof, which is provided by the Master Servicer, the Trust, NSLF, eligible institutions or borrowers.

6.         Cure Servicing. At the Trust’s or NSLF’s request, the Subservicer agrees to perform additional servicing activities not required under the terms of this Agreement for those Education Loans transferred to Subservicer as Converted Education Loans which have not been previously serviced in accordance with the Education Act and Regulations, and which require additional servicing activity to attempt to maintain or reinstate the loans’ principal and interest guarantee from the Guarantor (“Cure Procedures”). The Subservicer, utilizing Cure Procedures approved by the Guarantor, shall use the Subservicer’s best efforts to cure all defects caused by the Trust or NSLF. The Subservicer makes no representation or warranty that the guarantee on each Education Loan will be reinstated regardless of the Subservicer following the Cure Procedures as approved by the Guarantor. The Master Servicer agrees to pay the Subservicer those fees for Cure Procedures described in Schedule A under the topic entitled “Additional Servicing Activity”.

7.         Portfolios Subject to Rejection by the Subservicer. The Master Servicer acknowledges that certain loan portfolio types pose a risk of financial hardship for the Subservicer to service under this Agreement. The Subservicer may in its discretion, prior to placing such loans in the Subservicer’s system, reject certain loans or loan portfolios (“Rejected Loans”). The Subservicer shall provide the Trust, NSLF and the Master Servicer with reasonable advance notice as to any Rejected Loans which the Subservicer declines to place on Subservicer’s system. The Subservicer shall have no right to reject or decline loans after the loans are transferred to the Subservicer’s system.

8.	Reports to the Trust or NSLF.

(a)       Monthly Reports. On or before the 15th day of each month (or by the 15th day following quarter end, as applicable), unless some other time is provided herein, Subservicer shall prepare and deliver to the Trust, NSLF, if applicable, and the Trustee (upon Trustee’s request), or to such other person as the Trust or NSLF may designate, the following reports with respect to activity during the preceding month:

(i)	Daily Monetary Transaction Summary;

(ii)	Daily Lender Advice Report;

(iii)	Daily Transaction Journal;

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(iv)	Daily Transaction Detail;

(v)	Total Interest Report;

(vi)	Total Principal Report;

(vii)	Delinquency Detail;

(viii)	Claims Delinquency Detail;

(ix)      Computation of interest and Special Allowance Payments (currently reported on ED LaRS Form 799). The Subservicer will also report all pertinent information to the Department of Education on ED Form 799 (or such successor report as may be applicable);

(x)       ED LaRS Form 799 Supporting Reports: Total Principal Report; Part II Origination/Lender Fees; Part III, IV Interest Benefits and Special Allowance Report; Part III, IV Prior Quarter Subsidized Interest and Special Allowance; Part V Changes in Loan Principal; Part VI Loan Portfolio Analysis.

(xi)      Such other reports as become necessary to provide the information required to be reported by the Trust by Item 1121 of Regulation AB, promulgated by the Securities and Exchange Commission.

The Trust, NSLF, if applicable, and the Administrator shall receive at no cost one copy of each of the foregoing reports. The Subservicer shall provide extra copies at the request of the Trust, NSLF or the Administrator. The Trust or NSLF, if applicable, shall reimburse the Subservicer for the cost in producing such extra copies.

(b)	Annual Reports.

(i)         On or before March 30 of each year after the date of this Agreement, the Subservicer shall provide to the Trust or NSLF an officers’ certificate of the Subservicer stating that (1) a review of the Subservicer’s activities during the preceding 12-month period (or during the period of its performance under this Subservicing Agreement if shorter) and its performance under this Subservicing Agreement has been conducted under such officer’s supervision, and (2) to the best of such officer’s knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Subservicing Agreement in all material respects throughout the period, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(ii)       If so requested by the Master Servicer, the Subservicer shall provide to the Trust and the Master Servicer, on or before March 30 of each year after the date of this Agreement, (1) a report on assessment of its compliance with servicing requirements for asset-backed securities, and (2) an attestation report on its assessment of compliance with servicing criteria for asset-backed securities prepared by a registered public accounting firm, each in compliance with the requirements set out in Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission.

(c)       Delivery Address. All such monthly and annual reports as described in Sections 8(a) and 8(b), to be furnished to the Trust and NSLF, if applicable, shall be sent or delivered to: Loan Acquisitions and Compliance Department, 121 South 13th Street, Suite 201, Lincoln, NE 68508.

9.	Service Fee to the Subservicer.

(a)       Servicing Fees. The Master Servicer shall pay to the Subservicer, on or before the 25th day of each month, or within fifteen (15) days of billing statement (which may be sent by the Subservicer), for and in consideration of the services performed by the Subservicer hereunder for the preceding month, the fee provided for in Schedule A of this Agreement (“Servicing Fee”). In the event Servicing Fees are not paid within thirty (30) days of the billing statement, the Master Servicer agrees the Subservicer will have the following rights to (a) impose a late charge of one and one-half percent (1 ½%) per month against the entire outstanding balance of the past due Servicing Fee including any prior late charge; and (b) terminate services without notice if nonpayment persists for sixty (60) days from billing or more. The Servicing Fee and related charges shall be paid only to the extent moneys are available as provided for under the terms of the Indenture.

(b)       Carryover Servicing Fees. The late fees described in 9(a) above and any future additional fees provided for under this Section 9(b) shall be referred to collectively as “Carryover Servicing Fees,” and payment of such Carryover Servicing Fees shall be deferred during any time that funds are not available and sufficient to pay the same pursuant to the terms of the Indenture. The parties agree that should Subservicer be required to make material changes to its current servicing practices or servicing system due to changes to the Education Act, Regulations, and/or business environment, or to other costs beyond the Subservicer’s control, including but not limited to postal fees, the Subservicer may renegotiate the Servicing Fees with the Master Servicer to reasonably reflect those increased costs at any time during the term of this Agreement and that any additional fees imposed as a result of such renegotiation shall be Carryover Servicing Fees. The Servicing Fee shall be subject to renegotiation every three years, subject to any increase in the Servicing Fee as a result of such renegotiation being deemed Carryover Servicing Fees. In the event the parties cannot agree to new fees for each three year period, then either party may terminate this Agreement upon 90 days written notice to the other. Any increase in the Servicing Fee as provided for herein, irrespective of whether it is a one-time or ongoing increase, shall be subject to a Rating Confirmation.

10.       Loan Payments. Student/parent borrowers will make all loan payments to a third party lockbox established by the Subservicer or through other means approved by the Subservicer. All cash receipts will be remitted to the Trustee for deposit into the Collection Fund within two (2) Business Days following posting of such receipts. All late fees collected by the Subservicer from student/parent borrowers shall be remitted to the Trustee, within two (2) Business Days following posting of such late fees, for deposit into the Collection Fund as well.

11.       Disclosure of Information. All data, information, records, correspondence, reports or other documentation received by the Master Servicer or Subservicer pursuant to this Agreement from the Trust, NSLF, the Administrator or the school which the student attended or from the student/parent borrower, or prepared and maintained by the Master Servicer or Subservicer in the course of its activities under this Agreement shall be released or divulged only to the Trust, NSLF, and the Trustee, or with respect to information or documents relating to a particular student/parent borrower, to that student/parent borrower, or to such other parties as the Servicer or Subservicer may be directed in writing by the Trust, NSLF or such student/parent borrower.

12.       Intellectual Property Protection. Notwithstanding anything in this Agreement to the contrary, it is the express intention of the parties to this Agreement that all right, title and interest of whatever nature in the Subservicer’s user manuals, training materials, all computer programs, routines, structures, layout, report formats, together with all subsequent versions, enhancements and supplements to said programs, all copyright rights (including both source and object code) and all oral or written information relating to the Subservicer’s programs conveyed in confidence by the Subservicer to the Trust, NSLF or the Master Servicer pursuant to this Agreement which is not generally known to the public and which give the Subservicer an advantage over its competitors who do not know or use such information (hereinafter collectively referred to as “Trade Secrets”), and all other forms of intellectual property of whatever nature is and shall remain the sole and exclusive property of the Subservicer.

13.       Inquiries. The Subservicer shall answer all inquiries received by it pertaining to Education Loans, school status or refunds, and the Master Servicer shall cooperate to the extent necessary to gather the information needed to answer such inquiries. Such inquiries may be referred to the school which the student borrower attended or is attending, if necessary. The Subservicer shall not have any responsibility for any disputes between student/parent borrowers and schools regarding tuition, registration, attendance, or quality of education/training.

14.       Agent Authorization. The Master Servicer hereby authorizes the Subservicer to act on behalf of and as the Master Servicer’s agent in the servicing of the Education Loans. Such authorization will include but not be limited to all correspondence and liaison necessary with a Guarantor regarding the Trust’s or NSLF’s Education Loans, assignment of claims to a Guarantor and any/or all other communications, correspondence, signatures or other acts appropriate to service the Trust’s or NSLF’s Education Loans in accordance with the Education Act and/or Regulations.

15.       Liability of the Subservicer. The Subservicer assumes no responsibility or liability for failure of the Trust or NSLF to exercise reasonable care or due diligence and the results thereof, in making or servicing an Education Loan prior to placing of the Education Loan on Subservicer’s system and prior to the date the Trust or NSLF holds ownership of the Education Loan. The Subservicer also assumes no liability for the failure of any student/parent borrower to repay his or her loan, nor the failure of the United States government to pay any principal, interest, subsidy or special allowance, nor for the failure of any Guarantor to make payment of any principal and/or interest on any of the Trust’s or NSLF’s Education Loans. The Subservicer shall not be responsible for consequences of unreasonable acts of any Guarantor. In the event the Subservicer shall take any action or fail to take any action which causes any Education Loan in the Trust’s or NSLF’s portfolio to be denied the benefit of any applicable guarantee, the Subservicer shall have a reasonable time to cause the benefits of the guarantee to be reinstated. If the guarantee is not reinstated within twelve (12) months of denial by Guarantor, the Subservicer shall pay the Trust or NSLF, as applicable, an amount equal to the outstanding principal balance plus all accrued interest and other fees due on the Education Loan to the date of purchase, less the amount subject to the risk sharing under the Education Act and Regulations, and thereupon the Subservicer shall be subrogated to all rights of the Trust and NSLF respecting the applicable Education Loan, including without limitation the right to collect on the Education Loan, the right to federal subsidies, and agency authorization to litigate in accordance with the Subrogation Agreement with the Subservicer. In such event, the Master Servicer agrees to perform such further applicable acts as shall be necessary or appropriate to subrogate the Education Loan to the Subservicer. For any subrogated Education Loan for which the guarantee is fully reinstated by a Guarantor, the Master Servicer shall pay the Subservicer an amount equal to the then outstanding principal balance plus all accrued interest due thereon, less the amount subject to the risk sharing under the Education Act and Regulations, whereupon the subrogation rights of the Subservicer shall terminate. In such event, the Subservicer shall perform such further acts as shall be necessary or appropriate to reconvey the Education Loan to the Trust or NSLF. It is hereby acknowledged that the Master Servicer shall not be performing any of the servicing activities described in this Agreement, and that the Subservicer shall be responsible for performance of all such servicing duties. As such, the Master Servicer shall have no liability of any nature whatsoever arising out of or in connection with this Agreement for any negligent or wrongful act or omission on the part of the Subservicer; provided, however, that the Master Servicer may assign, transfer and set over unto the Trust or NSLF, as applicable, all of the Master Servicer’s rights and remedies against the Subservicer as they pertain to the Trust’s or NSLF’s Education Loans.

16.       Termination Option. If at any time during the term of this Agreement either party refuses or fails to perform in a material fashion any covenant contained in this Agreement, such failure or refusal shall be defined as an “Event of Default” hereunder, and if the party responsible for the Event of Default fails or refuses to correct said action or lack of action within thirty (30) days after receipt of written notice, the other party may, upon thirty (30) days written notice, terminate this Agreement. Without limiting the generality of the foregoing sentence, the following shall be deemed an Event of Default: (i) failure by Subservicer to make deposits to the Trustee of payments received with respect to the Education Loans shall be deemed an Event of Default by Subservicer, (ii) failure to perform or observe in any material respect any covenants or agreements contained herein, or (iii) becoming subject to an insolvency or receivership proceeding. Failure to service an Education Loan in accordance with the Education Act and Regulations, even if such failure results in such Education Loan being denied the benefit of any applicable guarantee, shall not be an Event of Default under this Agreement so long as the guarantee on such affected Education Loan is reinstated or the Subservicer pays the Master Servicer the outstanding principal balance and all accrued interest thereon, less the amount (if any) subject to risk sharing under the Education Act and Regulations, all in accordance with Section 15 hereof.

17.       Indemnification. The Master Servicer shall indemnify and hold the Subservicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by the Subservicer as a result of the Subservicer complying with any instruction or directive by the Master Servicer, the Trust or NSLF, and the Subservicer shall in like manner indemnify the Master Servicer and/or the Trust and NSLF for any miscompliance with any such instruction or directive by the Subservicer. The Trust and NSLF shall further indemnify and hold the Subservicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by the Subservicer as a result of actions not the fault of or not caused by a negligent act of the Subservicer and its agents or employees, including all claims, liabilities, losses, damages and costs caused by or the fault of the Master Servicer, the Trust, or NSLF, a prior holder, owner or the Trust or NSLF, a prior servicer or any other party connected in any manner to the loan or loans resulting in the claim, liability, loss, damage or cost. All obligations of the Trust shall be subject to the provisions, including the priority of payments, set forth in the Indenture.

18.       Statute of Limitations. Any action for the breach of any provisions of this Agreement shall be commenced within one (1) year after the Education Loan leaves the Subservicer’s servicing system.

19.       Governing Law. This Agreement is executed and delivered within the State of Colorado, and the parties hereto agree that it shall be construed, interpreted and applied in accordance with the laws of that State, and that the courts and authorities within the State of Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement.

20.       Changes In Writing. This Agreement, including this provision hereof, shall not be modified or changed in any manner except only by a writing signed by all parties hereto.

21.       Severability. In the event a court of competent jurisdiction finds any of the provisions of this Agreement to be so overly broad as to be unenforceable or invalid for any other reason, it is the parties’ intent that such invalid provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the provisions of this Agreement reasonable and enforceable.

22.       Persons Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns.

23.       Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, that the Master Servicer, the Trust or NSLF may cause assignment of this Agreement to the Trustee subject to the terms of Section 32 hereof. The Subservicer may delegate or assign duties under this Agreement only upon receipt of a Rating Confirmation.

24.       Mutual Release. Each of the parties to this Agreement releases the other party from any and all claims, or causes of the other arising from any event or transaction occurring prior to the execution of this Agreement. This release is an independent covenant between the parties, and will survive any termination of this Agreement.

25.       Titles. The titles used in this Agreement are intended for convenience and reference only. They are not intended and shall not be construed to be a substantive part of this Agreement or in any other way to affect the validity, construction or effect of any of the provisions of this Agreement.

26.	Waiver. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

27.	Continuity of Loan Servicing.

27.1     Other than Education Loans sold by the Trustee pursuant to the Indenture, the Master Servicer hereby agrees that it will use its best efforts to ensure that all Education Loans acquired, held, or sold by the Trust under the Education Act and subject to this Agreement will remain with the Subservicer for the full term of this Agreement. Notwithstanding anything else herein to the contrary, the Subservicer hereby agrees that in any case when the Master Servicer ceases, or is no longer able, to act as the Master Servicer for the Trust’s Education Loans, the Subservicer shall process and service the Trust’s and NSLF’s Education Loans in accordance with the terms and provisions of the Master Servicing Agreement.

27.2     In the event the Trust desires to sell any of its Education Loans serviced by the Subservicer (other than pursuant to Section 10.04 of the Indenture), the Master Servicer will cause the Trust to first attempt to sell such Education Loans to an eligible lender maintaining an agreement with the Subservicer, in order for the sale to cause no disruption in service, or change in Subservicer for the borrower. Other than Education Loans sold pursuant to Section 10.04 of the Indenture, should the Trust (or the Trustee) decide to sell its Education Loans serviced by the Subservicer to an eligible lender or holder which does not maintain an agreement with the Subservicer and does not plan to have the Education Loans serviced by the Subservicer, the Master Servicer shall cause the Trust to arrange for the purchase of such Education Loans by an eligible lender or holder maintaining an agreement with the Subservicer. Such purchase must be arranged within thirty (30) days following the notice by the Master Servicer of the Trust’s intent to sell such Education Loans, which notice must include sufficient information with respect to the Education Loans to be sold. The Subservicer has the right to arrange for the sale of such Education Loans, provided the Subservicer is able to arrange for the sale of such Education Loans offering the same terms secured by the Trust in its efforts to sell such Education Loans, subject to the continuing servicing rights granted to the Subservicer.

27.3     Sections 27.1 and 27.2 do not apply in the event of the Subservicer’s breach or default hereunder, or with respect to a sale of the Education Loan to a holder of other loans for the same borrower.

27.4     The intent of this Section 27 is to assure that every Education Loan will remain with the Subservicer for servicing for the life of the loan.

28.       Removal Fee. Should the Master Servicer, the Trust or NSLF remove any of its Education Loans from the Subservicer’s system prior to a scheduled termination or breach of this Agreement, the Master Servicer agrees to pay to the Subservicer a removal fee of Fifteen Dollars ($15.00) per loan transferred off the Subservicer’s computer system, this removal fee shall be in addition to those charges described in Section 2.2 of this Agreement, and in addition to damages arising from a breach of Section 27 hereof.

29.       Force Majeure. The foregoing provisions of this Agreement are subject to the following limitation: If by reason of a force majeure the Subservicer is unable in whole or in part to carry out any agreement on its part herein contained, the Subservicer shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God, strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraint of any kind of the government of the United States of America or of the State of Colorado or City of Aurora or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, equipment, transmission pipes or canals; or any other cause or event not reasonably within the control of the Subservicer.

30.       Hiring. The Master Servicer agrees that during the term of this Agreement and any extensions or renewals thereof, and for one year thereafter, the Master Servicer shall not solicit for hire, or knowingly allow its employees to solicit for hire, any employees of the Subservicer without the prior written consent of the Subservicer.

31.       Entire Agreement. This is the entire and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements oral and written, between the parties relating to this Agreement.

32.       Trustee as Third Party Beneficiary. This Agreement has been made and entered into not only for the benefit of the Subservicer and the Master Servicer, but also for the benefit of the Trustee in connection with the financing of Eligible Loans, and upon assignment of the Master Servicing Agreement by the Master Servicer and the Trust to the Trustee, the provisions of this Agreement may be enforced not only by the parties to this Agreement but by the Trustee. The foregoing creates a permissive right on behalf of the Trustee and the Trustee shall be under no duties or obligations hereunder.

This Agreement shall inure to the benefit of the Trustee and its successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Agreement which expressly confer rights upon the Trustee shall be for the benefit of and run directly to, the Trustee, and the Trustee shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto. The foregoing creates a permissive right on behalf of the Trustee, and the Trustee shall be under no duties or obligations hereunder.

If there is an Event of Default under the Indenture, the Trustee forecloses on its security interest on the Education Loans, and the Trustee seeks to become a party to this Agreement under this Section 32, then the Master Servicer shall cause the Trustee to assume all duties and obligations of the Master Servicer.

33.       No Petition. Subservicer will not at any time institute against the Trust any bankruptcy proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations of the Trust under this Agreement.

34.       Replacement Master Servicer. In the event Master Servicer no longer acts as master servicer with respect to Education Loans held on behalf of the Trust, Subservicer agrees to assume all duties and obligations of the Master Servicer to service such Education Loans under the terms and pursuant to the Master Servicing Agreement.

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            IN WITNESS WHEREFORE, the parties hereto have executed this Subservicing Agreement as of the date first written above.

National Education Loan Network, Inc., a Nevada corporation, as Master Servicer By: /s/ Thomas G. McCurley Name: Thomas G. McCurley Title: Assistant Vice President	Nelnet, Inc., a Nebraska corporation, as Subservicer By: /s/ Terry J. Heimes Name: Terry J. Heimes Title: Chief Financial Officer

SCHEDULE “A”

A.	Loan Origination Fee (Where Applicable).

Twenty-Five Dollars ($25.00) per loan for Stafford, SLS and PLUS loan. Seventy-five Dollars ($75.00) per loan for Consolidated loans (if applicable). In addition, reimbursement for costs in the event a credit evaluation of the borrower is to be performed by the Subservicer.

B.	Conversion Fee.

Five Dollars ($5.00) per account acquired by the Trust or NSLF and added to the Subservicer Servicing System during the period of time the borrower is in school. For periods of time other than when the borrower is in school, the fee will be Ten Dollars ($10.00) per account. There shall be no charge for loans already on the Subservicer’s full servicing system.

Notwithstanding the foregoing, should any portfolio present an “Extraordinary Conversion”, requiring additional conversion services materially beyond that customarily provided for a normal acquisition of Education Loans, then the Master Servicer agrees to pay a conversion fee mutually agreed to between the Master Servicer and the Subservicer.

For purposes of this Agreement, whether a portfolio presents an Extraordinary Conversion shall be determined after the data analysis and file review, have been conducted of the portfolio by the Subservicer. Factors to consider in determining whether a portfolio presents an Extraordinary Conversion are as follows:

1.	Unprocessed data.

2.	Degree to which the conversion may be automated versus manual.

3.	Integrity of the documentation. Are the files complete? Does the data match the file content?

4.	The Master Servicer’s adherence to its obligations and delivery schedules.

5.	Presence of backlogged processing in the portfolio.

6.	Whether prior servicing had substantial noncompliance with the Education Act and Regulations.

7.	Condition of the hard copy file documentation.

After consideration of the foregoing factors, the Subservicer and the Master Servicer agree to come to mutual agreement at the beginning and conversion of a particular portfolio as to whether they need to negotiate a mutually agreeable conversion fee.

C.	Internal Transfers. Transfers from one customer identification number to a different customer identification number will be Two Dollars and Fifty Cents ($2.50) per SSN (defined below) transferred.

D.	Monthly Servicing Fee - Loans in School Status.

The Carry-over Servicing Fees plus the lesser of (i) $3.00 per Borrower, or (ii) 50 basis points (0.50%) of the outstanding principal balance of serviced Loans.

E.	Monthly Servicing Fee - Loans in Any Status Other than in School.

The Carry-Over Servicing Fees plus the lesser of (i) $3.00 per Borrower, or (ii) 1/12 of 50 basis points (0.50%) of the outstanding principal balance of serviced Loans.

F.	Additional Charges on Delinquent Loans.

In addition to the fees as set forth in (D) or (E) above, a monthly fee of $2.25 per Borrower on any serviced Loan that is delinquent for 31 days or more.

G.	Billing for Servicing Fees.

The full monthly servicing fee shall be paid commencing with the calendar month an account is disbursed on or converted to the Subservicer system.

H.	Additional Servicing Activity.

Thirty-five Dollars ($35.00) per Education Loan referred for such cure services, plus ten percent (10%) of all sums made eligible for reinstatement of guarantee (including principal, interest and special allowance) as a result of successful performance of the Cure Procedures required by Guarantor. (This fee shall not apply to loans that have lost their guarantee due to an error or omission of the Subservicer.)

I.	Minimum Monthly Fee.

There will be a minimum monthly fee of Seven Hundred and Fifty Dollars ($750.00) per month.

J.	Removal Fee. Loans transferred off the Subservicer Servicing System prior to termination of this Agreement will be assessed a fee of Fifteen Dollars ($15.00) per account.

K.	Deconversion Fee. Loans transferred off the Subservicer Servicing System on or after termination of this Agreement will be assessed a fee of Twelve Dollars ($12.00) per account.

L.	Reconciliation of Guarantee Billing.

Eighty cents ($.80) per account for the first disbursement.

M.

PLUS (or Other Loan) Loan Credit Checks. Fees for obtaining a credit bureau report and evaluation will be Two Dollars and Fifty Cents ($2.50) per loan application. An additional fee of Fifty Cents ($.50) will be charged for those applications in which written authorization must first be obtained prior to pulling a credit bureau report.

N.	Other Services

For services requested by the Trust that are beyond the scope of those described in this Agreement, the fees shall be assessed as follow:

(1) Supplies	Cost Plus 15%
(2) Training	$40.00 per hour
(3) Programming	$70.00 per hour
(4) Consulting	$80.00 per hour

Projects and services of this type shall be provided only after request by the Master Servicer and after time and total cost estimate is provided by the Subservicer.

O.	Legal Opinions

                Cost plus five percent (5%).